UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2023

Analog Devices, Inc.

(Exact name of Registrant as Specified in its Charter)

Massachusetts	1-7819	04-2348234
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Analog Way
Wilmington, MA	01887
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 935-5565

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.16 2/3 par value per share	ADI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2023, the Board of Directors (the “Board”) of Analog Devices, Inc. (the “Company”) increased the size of the Board to twelve members and elected Stephen M. Jennings as an independent director, effective June 4, 2023, for a term continuing to the Company’s next annual meeting of shareholders, when all directors will be subject to election by shareholders. Mr. Jennings will receive annual cash retainers of $90,000 for service on the Board and $10,000 for service on the Compensation and Talent Committee.

Mr. Jennings will be granted on July 15, 2023 (or the next succeeding business day that the Nasdaq is open) under the Company’s 2020 Equity Incentive Plan a restricted stock unit (“RSU”) award (rounded to the nearest share) with a value of approximately $171,370, representing the pro-rated value of the Company’s fiscal 2023 annual director grant, which shall vest and convert into shares of the Company’s common stock on the earlier of the date of the Company’s next annual meeting of shareholders or March 8, 2024.

Each non-employee director reelected at the next annual meeting of shareholders will be granted a RSU award for a number of shares of common stock approved by the Board on the date of the Company’s annual meeting of shareholders. Director RSU awards vest in full upon the occurrence of a Change in Control Event (as defined in the Company’s 2020 Equity Incentive Plan) or the director’s death. If the director ceases to serve as a director by reason of his or her disability, as determined by the Board, each RSU award will vest in full.

In connection with his election the Board, the Company will enter into an indemnification agreement with Mr. Jennings in substantially the same form as previously filed with the Securities and Exchange Commission as Exhibit 10.30 to the Company’s Annual Report on Form 10-K for the fiscal year ended November 1, 2008.

There are no arrangements or understandings between Mr. Jennings and any other person pursuant to which he was elected as a director. There are no transactions in which Mr. Jennings has an interest requiring disclosure under Item 404(a) of Regulation S-K.

A press release announcing these matters is filed as Exhibit 99.1 to this Current Report, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated June 5, 2023

104	Cover page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2023	ANALOG DEVICES, INC.

	By:	/s/ Janene I. Asgeirsson
Janene I. Asgeirsson
Senior Vice President, Chief Legal Officer and Corporate Secretary